Exhibit 10.1

FORM OF NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This Nonqualified Stock Option Award Agreement (this “Agreement”) is made and entered into as of           , 20   (the “Grant Date”) by and between WillScot Corporation, a Delaware corporation (the “Company”), and                    (the “Participant”). This Agreement is being entered into pursuant to the WillScot Corporation 2017 Incentive Award Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein will have the meaning ascribed to them in the Plan.

1.                                      Grant of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase a total of         Common Shares of the Company, at an exercise price of $      per Common Share (“Exercise Price”), subject to the terms and conditions of the Plan and this Agreement. The Option is intended to be a Nonqualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                                      Exercise Period; Vesting.

2.1                               Vesting Schedule. On each vesting date set forth below, the Participant’s rights with respect to the number of Common Shares that corresponds to such vesting date, as specified in the chart below, shall become vested and may be exercised, provided that the Participant remains in continuous service through the relevant vesting date, and except as otherwise determined by the Committee in its sole discretion or as otherwise provided in this Agreement or the Plan.

Vesting Date	Percentage of Common Shares Vested	Number of Common Shares Vested

2.2                               Expiration. The Option shall vest and become exercisable on the vesting dates set forth above and shall expire as of the tenth anniversary of the Grant Date (the “Expiration Date”).

3.                                      Termination of Employment/Service.

3.1                               Termination due to Retirement, Death or Disability. If the Participant’s employment or service is terminated as a result of such Participant’s Retirement, death or disability (as determined by the Committee), the unvested portion of the Option shall expire upon such termination of employment or service, and the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) two years following such termination of employment or service, or (b) the Expiration Date.

3.2                               Termination for Reasons Other Than Retirement, Death, Disability or Cause. If the Participant’s employment or service is terminated for any reason other than such Participant’s Retirement, death or disability, and other than such Participant’s termination of employment or service for Cause, the unvested portion of the Option shall expire upon such termination of employment or service, and the Participant may exercise the vested portion of the Option, but only within such period of time ending on the earlier of (a) 90 days following such termination of employment or service, or (b) the Expiration Date.

3.3                               Termination for Cause. If the Participant’s employment or service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate and cease to be exercisable.

3.4                               Extension of Termination Date. If following the Participant’s termination of employment or service for any reason the exercise of the Option is prohibited because the exercise of the Option would violate applicable securities laws, then the expiration of the Option shall be extended to a date that is thirty (30) calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that, in no event shall such expiration date be extended beyond the Expiration Date.

3.5                               Qualifying Termination. Notwithstanding the foregoing, if a Change in Control occurs and the Participant experiences a Qualifying Termination on or within the 12-month period following the consummation of the Change in Control, 100% of the Common Shares subject to the Option shall become immediately vested and exercisable as of the date of such Qualifying Termination.

4.                                      Manner of Exercise.

4.1                               Method of Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company a written or electronic notice of exercise in the manner designated by the Committee for such purpose. Any such notice of exercise shall be accompanied by payment of the Exercise Price.

4.2                               Payment of Exercise Price. The Exercise Price shall be payable (a) in cash, check, cash equivalent and/or Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company), provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares; or (b) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation:  (i) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price or (ii) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (iii) by a “net exercise” method whereby the Company withholds from the delivery of the

Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised.

4.3                               Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Company or an Affiliate has the right to withhold from any compensation paid to the Participant the amount of any required withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means, in accordance with Section 16(c) of the Plan, (a) tendering a cash payment, (b) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the Option (provided, however, that no Common Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law), or (c) delivering to the Company previously owned and unencumbered Common Shares.

4.4                               Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Company, the Company shall issue the Common Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

5.                                      No Rights to Continued Employment/Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or an Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an Affiliate to terminate the Participant’s employment or service with the Company or Affiliate at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Common Shares subject to the Option prior to the date of exercise of the Option.

6.                                      Adjustments. In the event of any change to the outstanding Common Shares or the capital structure of the Company (including, without limitation, a Change in Control), if required, the Option shall be adjusted or terminated in any manner as contemplated by Section 12 of the Plan.

7.                                      Transferability. Unless otherwise provided by the Committee in its discretion, in accordance with Section 16(b) of the Plan, the Option may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered.

8.                                      Beneficiary Designation. The Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to exercise his or her rights under this Agreement and the Plan, if any, in case of his or her death, in accordance with Section 16(f) of the Plan.

9.                                      Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.                               Compliance with Law. The exercise of the Option and the issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued pursuant to the Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.                               Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Vice President — Human Resources of the Company at its principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.                               Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

13.                               Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

14.                               Participant Bound By Plan. This Agreement is subject to all terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.                               Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

16.                               Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.                               Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

18.                               Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

19.                               No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.                               Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WILLSCOT CORPORATION

By:
Name:
Title:

By:
Name: